UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2014

Northern Tier Energy LP
(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (203) 244-6550

38C Grove Street, Suite 100 Ridgefield, Connecticut	06877
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of a Director.

On April 30, 2014, NT InterHoldCo LLC, the sole member of Northern Tier Energy GP LLC (the “General Partner”), the general partner of Northern Tier Energy LP (the “Partnership”), appointed Dave Lamp, the General Partner’s President and Chief Executive Officer, to the General Partner’s Board of Directors (the “Board”), effective immediately.

There are no understandings or arrangements between Mr. Lamp and any other person pursuant to which Mr. Lamp was selected to serve as a director of the General Partner. There are no relationships between Mr. Lamp and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934. The terms of Mr. Lamp’s employment and compensation are set forth in the Current Report on Form 8-K filed with the SEC on February 21, 2014. Mr. Lamp will not receive any additional compensation for his services as a director.

On May 2, 2014, the Partnership issued a press release announcing Mr. Lamp’s appointment to the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e)	Compensatory Arrangements of Certain Officers.
On April 30, 2014, the Board, upon recommendation of its Compensation Committee (the “Committee”), approved a form of time-based Phantom Unit Award Agreement (the “Form”) for issuance of phantom unit awards under the Northern Tier Energy LP 2012 Long Term Incentive Plan (the “LTIP”). The Form is filed as Exhibit 10.1 to this Current Report on Form 8-K. Each phantom unit granted under the Form represents a right to receive one common unit of the Partnership or, in the discretion of the Committee, the cash value thereof, and is subject to the vesting and forfeiture restrictions enumerated in the LTIP and the Form. The Form also includes a grant of tandem distribution equivalent rights with respect to each phantom unit, which shall pay out at the time, and to the extent, that the phantom unit for which the distribution is accrued is settled. Unless otherwise provided in the Form, if a recipient’s employment is terminated prior to the time the phantom units have vested, then unvested phantom units are forfeited. However, if a recipient’s employment is terminated due to death or disability (as defined in the Form) or without Cause within the twelve (12) month period following a Change of Control (as defined in the Form) that occurs after the grant date, then any unvested phantom units will vest.

Also on April 30, 2014, the Board, upon recommendation of the Committee, approved certain compensation of David Bonczek, the General Partner’s Executive Vice President and Chief Financial Officer, including (a) a target incentive-based annual cash bonus under the 2014 Incentive Compensation Plan (the “2014 Plan”) equal to one time his annual base salary of $400,000, which bonus could potentially pay out between 0% and 200% of target depending upon the achievement of certain performance metrics set forth in the 2014 Plan, and (b) a contingent award of 100,000 phantom units, which award (i) shall be approved and issued on May 15, 2014, if Mr. Bonczek is then an employee in good standing, and (ii) vests ratably on the third Wednesday of January 2015, 2016 and 2017, subject to the additional terms and conditions set forth in the Form.  The 2014 Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Form and the 2014 Plan, as applicable, which are incorporated in this Item 5.02 by reference.

ITEM 8.01     Other Events.

On April 30, 2014, NT InterHoldCo LLC and the Board, as applicable, changed the principal office of the Partnership and the General Partner from 38C Grove Street, Suite 100, Ridgefield, Connecticut 06877 to 1250 W. Washington Street, Suite 300, Tempe, Arizona 85281, effective immediately upon the filing of this Current Report on Form 8-K. The phone number has also been changed from (203) 244-6550 to (602) 302-5450.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1 10.2 99.1	Form of Time-Based Phantom Unit Award Agreement 2014 Incentive Compensation Plan Press Release dated May 2, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP

	By:	Northern Tier Energy GP LLC,
its general partner

Date: May 2, 2014	By:	/s/ David Bonczek
David Bonczek
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1 10.2 99.1	Form of Time-Based Phantom Unit Award Agreement 2014 Incentive Compensation Plan Press Release dated May 2, 2014